Exhibit 4.5

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

July 27, 2012

Reference is hereby made to the Registration Rights Agreement, dated as of July 27, 2012 (the “Registration Rights Agreement”), by and among PC Merger Sub, Inc. (“Merger Sub”) and the Initial Purchasers named therein concerning the sale by Merger Sub to the Initial Purchasers of $700,000,000 aggregate principal amount of Merger Sub’s 8.875% Senior Notes due 2020 (the “Securities”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Company and the Guarantors. Party City Holdings Inc., a Delaware corporation (the “Company”), and each of its subsidiaries listed on Schedule B to the Purchase Agreement (each a “Guarantor” and together, the “Guarantors”), hereby agree to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if each was originally named therein and as if each such party executed the Registration Rights Agreement on the date thereof.

2. Representations and Warranties and Agreements of the Company and the Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

PARTY CITY HOLDINGS INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Chief Financial Officer, Assistant Secretary and Vice President

GUARANTORS

AMSCAN HOLDINGS, INC.

AMSCAN INC.

SSY REALTY CORP.

M&D INDUSTRIES, INC.

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

AM-SOURCE, LLC

PARTY CITY CORPORATION

PA ACQUISITION CORP.

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

PARTY AMERICA FRANCHISING, INC.

GAGAS AND GAMES, INC.

FACTORY CARD OUTLET OF AMERICA LTD.

FACTORY CARD & PARTY OUTLET CORP.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

JCS PACKAGING, INC.
TRISAR, INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Assistant Treasurer

[Signature Page to Joinder Agreement to Registration Rights Agreement]

PARTY CITY HOLDINGS INC.

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: President

[Signature Page to Joinder Agreement to Registration Rights Agreement]